                                                                     EXHIBIT 4.5

                             CONSENT AND AMENDMENT

     THIS CONSENT AND AMENDMENT dated as of November 20, 2000 (this "Amendment")
                                                                     ---------
relating to the Credit Agreement referenced below is by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (the "Borrower"), the Subsidiaries of
                                               --------
the Borrower identified as "Guarantors" on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"). Terms used
                                             --------------------
herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

                              W I T N E S S E T H

     WHEREAS, a $350 million credit facility has been extended to the Borrower pursuant to the terms of that Amended and Restated Credit Agreement dated as of September 30, 1998 (as amended, modified, supplemented, increased and extended from time to time, the "Credit Agreement") by and among the Borrower, the
                        ----------------
Guarantors, the Lenders and the Administrative Agent;

     WHEREAS, the Borrower proposes to enter, and to cause certain of its Subsidiaries to enter, into a Securitization Transaction substantially on the terms and conditions set forth in the agreements attached as Schedule 1 hereto
                                                             ----------
(the "Proposed Securitization Transaction");
      -----------------------------------

     WHEREAS, the Borrower has requested that the Lenders consent to the Proposed Securitization Transaction, thereby causing the Proposed Securitization Transaction to be deemed a "Permitted Securitization Transaction" under the Credit Agreement;

     WHEREAS, the requested consent requires the approval of the Required Lenders; and

     WHEREAS, the Required Lenders have agreed to the requested consent on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Consents to Proposed Securitization Transaction.  The Required Lenders
         -----------------------------------------------
hereby agree and confirm that the Proposed Securitization Transaction satisfies clause (i) of the definition of "Permitted Securitization Transaction". The Required Lenders hereby authorize and direct the Administrative Agent to give notice to the Borrower of the satisfaction of the conditions precedent set forth in Section 6 of this Amendment.

     2.  Consent to Intercreditor Agreement.  The Required Lenders hereby
         ----------------------------------
authorize and direct the Administrative Agent to enter into an Intercreditor Agreement in substantially the form of Schedule 2 hereto in connection with the
                                       ----------
Proposed Securitization Transaction.

     3.  Consent to Release of Liens.  The Required Lenders hereby consent to
         ---------------------------
the release by the Administrative Agent of the security interest and liens of the Administrative Agent, for the benefit of the Lenders, in all of the Property described on Schedule 3 hereto.
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

     4.  Consent Relating to Special Purpose Subsidiary.  The Required Lenders
         ----------------------------------------------
hereby consent and agree that, solely for purposes of Section 7.11(a) of the Credit Agreement, the Special Purpose Subsidiary shall not be deemed a "Non-Guarantor Subsidiary" and accordingly shall not be required to deliver a Joinder Agreement or other agreement providing for a guaranty of, or a grant of a security interest in its Property to secure, the obligations of the Credit Parties under the Credit Documents.

     5.  Amendments.  The Credit Agreement is amended in the following respects:
         ----------

          (a)  The following definition is added to Section 1.1 of the Credit
     Agreement:

          "Special Purpose Subsidiary" means New School, Inc., a Delaware corporation.

          (b) The definition of "Credit Documents" in Section 1.1 of the Credit Agreement is amended to read as follows:

               "Credit Documents" means a collective reference to this Credit
                ----------------
               Agreement, the Notes, the LOC Documents, the Security Agreement, the Pledge Agreement, the Mortgages, the Intercreditor Agreement, each Joinder Agreement, the Administrative Agent's Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

          (c) The following sentence is added to Section 8.1 of the Credit Agreement immediately following the last clause thereof:

               Notwithstanding anything to the contrary in this Section 8.1 or otherwise, the Special Purpose Subsidiary shall not contract, create, incur, assume or permit to exist any Indebtedness other than Indebtedness existing under Permitted Securitization Transactions.

          (d) The following sentence is added to the end of Section 8.2 of the Credit Agreement:

               Notwithstanding anything to the contrary in this Section 8.2 or otherwise, the Special Purpose Subsidiary shall not contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or hereafter acquired, except for Liens existing in connection with Permitted Securitization Transactions.

     6.  Conditions Precedent.  This Amendment shall be effective upon
         --------------------
satisfaction of the following conditions precedent:

         (a) receipt by the Administrative Agent of multiple counterparts of this Amendment executed by the Credit Parties and the Required Lenders;

         (b) receipt by the Administrative Agent of the promissory note or other agreement or instrument evidencing the obligation of the Special Purpose Subsidiary to pay amounts to the Borrower or any of its Subsidiaries (including the "Original Sellers" as such term is defined in
     Schedule 3 hereto) in connection with or relating to the Proposed
     ----------
     Securitization Transaction,
     together with a related endorsement (in a form satisfactory to the Administrative Agent) executed in blank;

          (c) receipt by the Administrative Agent of (i) a pledge joinder agreement (in form and substance satisfactory to the Administrative Agent) evidencing the pledge by the Borrower of all of the capital stock of the Securitization Subsidiary pursuant to the terms of the Pledge Agreement and
     (ii) the stock certificates representing the capital stock of the Securitization Subsidiary, together with related stock powers executed in blank; and

          (d) receipt by the Administrative Agent a legal opinion of counsel to the Borrower (in form, scope and substance satisfactory to the Administrative Agent) to the effect that the pledge by the Borrower of the promissory note referenced in clause (a) above and the pledge by the Borrower of the capital stock of the Securitization Subsidiary (i) do not conflict with (A) the agreements, documents and instruments relating to the Proposed Securitization Transaction, (B) the governance documents of the Securitization Subsidiary or (C) any Requirement of Law, and (ii) are enforceable against the Borrower.

     7.   Covenant to Deliver Opinion of Counsel.  The Borrower hereby covenants
          --------------------------------------
and agrees to to the Administrative Agent, no later than thirty (30) days after the date hereof, a legal opinion of counsel to the Borrower (in form, scope and substance satisfactory to the Administrative Agent) relating to the pledge by the Borrower of the promissory note referenced in clause (a) above and the pledge by the Borrower of the capital stock of the Securitization Subsidiary. The Borrower hereby agrees that the failure to deliver such legal opinion to the Administrative Agent by such date shall constitute an immediate Event of Default.

     8.   Reaffirmation of Representations and Warranties.  The Credit Parties
          -----------------------------------------------
hereby affirm that the representations and warranties set forth in the Credit Documents are true and correct as of the date hereof after giving effect to this Amendment (except those that expressly relate to an earlier period).

     9.   Reaffirmation of Guaranty. Each of the Guarantors (i) acknowledges and
          -------------------------
consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement and the other Credit Documents.

     10.  No Other Changes.  Except as modified hereby, all of the terms and
          ----------------
provisions of the Credit Agreement and the other Credit Documents (including the schedules and exhibits thereto) shall remain in full force and effect.

     11.  Cost and Expenses. The Borrower agrees to pay all reasonable costs and
          -----------------
expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

     12.  Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     13.  Governing Law.  This Amendment shall be deemed to be a contract made
          -------------
under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

                                       3
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                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:           SCHOOL SPECIALTY, INC.
--------
                    a Wisconsin corporation

                    By:  /s/ Mary M. Kabacinski
                         --------------------------------
                    Name: Mary M. Kabacinski
                    Title: CFO

GUARANTORS:         CHILDCRAFT EDUCATION CORP.,
----------
                    a New York corporation
                    CLASSROOMDIRECT.COM, LLC,
                    a Delaware limited liability company
                    BIRD-IN-HAND WOODWORKS, INC.,
                    a New Jersey corporation
                    SPORTIME, LLC,
                    a Delaware limited liability company
                    JUNEBOX.COM, INC.,
                    a Wisconsin corporation

                    By:  /s/ Mary M. Kabacinski
                         --------------------------------
                    Name: Mary M. Kabacinski
                    Title: Treasurer

                          [Signature Pages Continue]

LENDERS:            BANK OF AMERICA, N.A., a national banking
-------
                    association formerly known as NationsBank, N.A., individually as a Lender and in its capacity as Administrative Agent

                    By: /s/ Michael R. Heredia
                        ---------------------------------------------
                    Name: Michael R. Heredia
                    Title: Managing Director

                    BANK ONE, NA (main office, Chicago)

                    By: /s/ A.F. Maggiore
                        ---------------------------------------------
                    Name: Anthony F. Maggiore
                    Title: Managing Director

                    U.S. BANK NATIONAL ASSOCIATION

                    By:______________________________________________
                    Name:
                    Title:

                    THE BANK OF NEW YORK

                    By:______________________________________________
                    Name:
                    Title:

                    HARRIS TRUST AND SAVINGS BANK

                    By: /s/ George M. Dluhy
                        ---------------------------------------------
                    Name: George M. Dluhy
                    Title: Vice President

                    FIRSTAR BANK, N.A. (formerly known as Firstar Bank Milwaukee, N.A.)

                    By:______________________________________________
                    Name:
                    Title:

                    CITIZENS BANK OF MASSACHUSETTS, as successor to USTRUST

                    By: /s/ John E. Lucas
                        ---------------------------------------------
                        Name: John E. Lucas
                        Title: Vice President

                          [Signature Pages Continue]

                         LASALLE BANK NATIONAL ASSOCIATION

                         By:  /s/ Lou D. Banach
                              -----------------------------
                         Name: Lou D. Banach
                         Title: Vice President & Senior Lender

                         ST. FRANCIS BANK, F.S.B.

                         By:  /s/ John C. Tans
                              -----------------------------
                         Name: John C. Tans
                         Title: Vice President

                         UNION BANK OF CALIFORNIA, N.A.

                         By:  /s/ J. Scott Jessup
                              -----------------------------
                         Name: J. Scott Jessup
                         Title: Vice President

                         WACHOVIA BANK, N.A.

                         By:  /s/ Susan F. Holmes
                              -----------------------------
                         Name: Susan F. Holmes
                         Title: Vice President

                         MARSHALL & ILSLEY BANK

                         By:_______________________________
                         Name:
                         Title:

                                  SCHEDULE 1

                Proposed Securitization Transaction Agreements

                                  SCHEDULE 2

                        Form of Intercreditor Agreement

                                   SCHEDULE 3

                            Property to be Released

All of the following assets, whether now or hereafter arising: (a) all Purchased Receivables, (b) all Collections, (c) each Lock-Box, (d) each Collection Account, (e) all Related Security, (f) all other rights and payments relating to the Receivables, and (g) all proceeds of any of the foregoing. As used in this
Schedule 3, the following terms shall have the following meanings:

          "Borrower" means School Specialty, Inc., a Wisconsin corporation.
           --------

          "Collection Account" means each concentration account, depository
           ------------------
          account, lock-box account or similar account in which any Collections are collected or deposited.

          "Collections" means, with respect to any Purchased Receivable, all
           -----------
          cash collections and other cash proceeds in respect of such Purchased Receivable, including, without limitation, all yield, Finance Charges, or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Purchased Receivable.

          "Contract" means any instrument, agreement, invoice or other writing
           --------
          between an Originator and an Obligor for the sale of goods or the rendering of services by such Originator to such Obligor.

          "Finance Charges" means, with respect to a Purchased Receivable, any
           ---------------
          finance, interest, late payment charges or similar charges owing by an Obligor pursuant to the related Contract.

          "Lock-Box" means each locked postal box with respect to which a bank
           --------
          holding one or more Collection Accounts has been granted exclusive access for the purpose of retrieving and processing payments made on the Purchased Receivables.

          "Obligor" means a Person obligated to make payments to an Originator
           -------
          pursuant to a Contract.

          "Original Seller" means each of ClassroomDirect.com, LLC, a Delaware
           ---------------
          limited liability company, Childcraft Education Corp., a New York corporation, Global Video, LLC, a Wisconsin limited liability company, and Sportime, LLC, a Delaware limited liability company, in their respective capacities as sellers under the Receivables Transfer Agreements.

          "Originator" means an Original Seller or the Borrower.
           ----------

          "Person" means an individual, partnership, corporation (including a
           ------
          business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Purchased Receivables" means (i) all Receivables sold, contributed or
           ---------------------
          otherwise transferred by an Original Seller to the Borrower under and pursuant to the terms of the Receivables Transfer Agreements and subsequently sold, contributed or otherwise transferred by the Borrower to the Transferee under and pursuant to the terms of the Receivables Sales Agreement, and (ii) all other Receivables sold, contributed or otherwise transferred by the Borrower to the Transferee under and pursuant to the terms of the Receivables Sales Agreement.

          "Receivable" means the indebtedness and other obligations, whether
           ----------
          constituting an account, chattel paper, instrument, payment intangible or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto.

          "Receivables Sale Agreement" means that certain Receivables Sale
           --------------------------
          Agreement, dated on or about November 20, 2000, between the Transferee and the Borrower (as such agreement may be amended, restated, supplemented, or otherwise modified form time to time).

          "Receivables Transfer Agreement" means each of those certain
           ------------------------------
          Receivables Transfer Agreements, dated on or about November 20, 2000, between the Borrower and each of the Original Sellers (as such agreements may be amended, restated, supplemented, or otherwise modified form time to time).

          "Records" means, with respect to any Purchased Receivable, all
           -------
          Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Purchased Receivable, any Related Security therefor and the related Obligor.

          "Related Security" means, with respect to any Purchased Receivable:
           ----------------

               (a) all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Purchased Receivable, whether pursuant to the Contract related to such Purchased Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Purchased Receivable,

               (b) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Purchased Receivable whether pursuant to the Contract related to such Purchased Receivable or otherwise,

               (c) all service contracts and other contracts and agreements associated with such Purchased Receivable,

               (d) all Records and rights under the Contract(s) related to such Purchased Receivable,

               (e) all of the Borrower's right, title and interest in, to and under the Receivables Transfer Agreement in respect of such Purchased Receivable, and

               (f) all proceeds of any of the foregoing.

          "Transferee" means New School, Inc., a Delaware corporation.
           ----------